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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2024

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39315	90-1112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 W Sam Houston Pkwy S, Floor 4
Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(518) 535-9125

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 5, 2024, Vroom, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Meeting”). A total of 85,907,587 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were present in person or represented by proxy at the Meeting, representing approximately 59.94 percent of the Company’s outstanding Common Stock as of the December 22, 2023 record date. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on January 2, 2024.

Item 1 — To approve amendments to the Company’s amended and restated certificate of incorporation, to effect a reverse stock split of the Common Stock at a ratio ranging from any whole number between 1-for-35 and 1-for-80, as determined by the Board of Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
69,766,590	15,844,556	296,441	0

Item 2 — To approve an adjournment of the Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve Proposal 1.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

70,471,161	14,429,324	1,007,102	0

Based on the foregoing votes, both Proposal 1 and Proposal 2 were approved. No other matters were submitted to or voted on by the Company’s stockholders at the Meeting.

Item 8.01	Other Events.

As disclosed above, at the Meeting, the stockholders of the Company approved a reverse stock split of all outstanding shares of the Common Stock, at a ratio ranging from any whole number between 1-for-35 and 1-for-80, with the exact ratio as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments. On February 5, 2024, the Board approved a reverse stock split of the Common Stock at a final ratio of 1-for-80 (the “Reverse Stock Split”) and abandoned all other amendments. The Reverse Stock Split is expected to become effective at 5:00 p.m. Eastern Time on February 13, 2024, following the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. The Common Stock is expected to commence trading on a split-adjusted basis when the markets open on February 14, 2024, under the existing trading symbol “VRM.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 92918V 208.

No fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split) on February 13, 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the effective date of the Reverse Stock Split and the trading of the Common Stock on a split-adjusted basis. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For other important factors that could cause actual results to differ materially from the forward-looking statements in this proxy statement, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, each of which is available on the Company’s Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov . All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances. Capitalized terms shall have the meanings ascribed to such terms in the Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VROOM, INC.

Date: February 7, 2024	By:	/s/ Robert R. Krakowiak
Robert R. Krakowiak
Chief Financial Officer